Calculation of Filing Fee Tables
S-3
MORGAN STANLEY MORGAN STANLEY FINANCE LLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Morgan Stanley Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Other	Morgan Stanley Warrants	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Morgan Stanley Preferred Stock	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Morgan Stanley Depositary Shares	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Morgan Stanley Common Stock	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Other	Morgan Stanley Purchase Contracts	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Other	Morgan Stanley Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	8	Other	Morgan Stanley Capital Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	9	Other	Guarantees of Morgan Stanley with respect to Capital Securities	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	10	Debt	Morgan Stanley Finance LLC Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	11	Other	Morgan Stanley Finance LLC Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	12	Other	Morgan Stanley Finance LLC Purchase Contracts	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	13	Other	Morgan Stanley Finance LLC Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	14	Other	Guarantees of Morgan Stanley with respect to Morgan Stanley Finance LLC Debt Securities, Warrants, Purchase Contracts and Units	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	15	Other	Unallocated (Universal) Shelf	457(o)			$ 178,969,148,570.00	0.0001381	$ 24,715,639.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Morgan Stanley Debt Securities	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Warrants	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Equity	Morgan Stanley Preferred Stock	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Equity	Morgan Stanley Depositary Shares	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Equity	Morgan Stanley Common Stock	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Purchase Contracts	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Units	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Capital Securities	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Guarantees of Morgan Stanley with respect to Capital Securities	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Debt	Morgan Stanley Finance LLC Debt Securities	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Finance LLC Warrants	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Finance LLC Purchase Contracts	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Morgan Stanley Finance LLC Units	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities		Other	Guarantees of Morgan Stanley with respect to Morgan Stanley Finance LLC Debt Securities, Warrants, Purchase Contracts and Units	415(a)(6)						S-3	333-275587	04/12/2024
Carry Forward Securities	16	Unallocated (Universal) Shelf		415(a)(6)			$ 21,030,851,430.00			S-3	333-275587	04/12/2024	$ 3,104,153.67
			Total Offering Amounts:				$ 200,000,000,000.00		$ 24,715,639.42
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 24,715,639.42
Offering Note
[1]	This Registration Statement also relates to offers and sales of an unspecified amount of debt securities, warrants, preferred stock, depositary shares, common stock, purchase contracts, units and capital securities, together with any accompanying guarantees, in connection with market-making transactions by and through the affiliates of the Registrants, including Morgan Stanley Finance LLC. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an unspecified amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by Morgan Stanley or by Morgan Stanley and Morgan Stanley Finance LLC. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the "Securities Act"), no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrants. This Registration Statement also includes an unspecified amount of identified classes of securities as may be issued from time to time upon exercise, conversion or exchange of warrants being registered hereunder. The maximum aggregate offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not exceed $200,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

[2]	See Offering Note 1. Warrants of Morgan Stanley may be issued together in units with any purchase contracts, debt securities issued by Morgan Stanley, debt obligations or other securities of an entity affiliated or not affiliated with Morgan Stanley, other property or any combination thereof. Warrants of Morgan Stanley may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices or (C) to purchase or sell securities issued by the Registrants or another entity, a basket of such securities or any combination of the above.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1. Units may consist of one or more warrants, purchase contracts or debt securities issued by Morgan Stanley, debt obligations or other securities of an entity affiliated or not affiliated with Morgan Stanley, other property or any combination thereof.

[8]	See Offering Note 1.

[9]	See Offering Note 1. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby.

[10]	See Offering Note 1.

[11]	See Offering Note 1. Warrants of Morgan Stanley Finance LLC may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) to receive cash determined by reference to currencies or (D) to purchase or sell securities issued by the Registrants or another entity, a basket of such securities or any combination of the above.

[12]	See Offering Note 1.

[13]	See Offering Note 1.

[14]	See Offering Note 1. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other securities registered hereby.

[15]	See Offering Note 1.

[16]	The Registrants previously registered securities on Form S-3 (File Nos. 333-275587 and 333-275587-01) filed on November 16, 2023, as amended by Post-Effective Amendment No. 1 filed on February 22, 2024 and Post-Effective Amendment No. 2 filed on February 26, 2024 (the "Prior Registration Statement"), for which the Registrants paid a registration fee, some of which securities remain unsold as of the date hereof. The Registrants are hereby newly registering $178,969,148,570 securities on this Registration Statement. The Registrants are also including the remaining unsold securities of $21,030,851,430 from the Prior Registration Statement in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act ("Rule 415(a)(6)"). The registration fee of $3,104,153.67 relating to the $21,030,851,430 of unsold securities included in this Registration Statement pursuant to Rule 415(a)(6) will continue to be applied to those unsold securities registered pursuant to this Registration Statement, and no additional registration fee is being paid. Pursuant to Rule 415(a)(6), the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A